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                                                                 EXHIBIT (23)(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        I consent to the incorporation by reference in the two Registration Statements on Form S-8 (Registration No. 33-_____ and Registration No. 33-_____) of Transmation, Inc. of my report with respect to the financial statements of Altek Industries Corp. contained in the Current Report on Form 8-K, dated April 3, 1996, of Transmation, Inc.

                            /s/ Ronald E. Rothstein, CPA
                            --------------------------------------
                            Ronald E. Rothstein, CPA

Rochester, New York
July 25, 1996